October __, 1994




9701 Wilshire Boulevard, Inc.
c/o CT Capital International, Inc.
570 Fifth Avenue
New York, New York 10017
Attention:  Mr. John P. Oswald

          Re:  9701 Wilshire Boulevard
               Beverly Hills, California

Gentlemen:

     Reference is made to that certain purchase agreement and joint escrow instructions ("Purchase Agreement") dated as of September 1, 1994 between Carlyle Real Estate Limited Partnership-XV ("Seller"), and 9701 Wilshire Boulevard, Inc. ("Buyer"), providing for, among other matters, the purchase and sale of certain premises located at 9701 Wilshire Boulevard in Beverly Hills, California. Further reference is made to that certain lease termination agreement ("Termination Agreement") dated as of July 15, 1994, among the Mortgage Capital Group, Gary W. Hampar, Esq., Inc. (formerly known as Youner & Hampar) ("Hampar") and Seller, true and correct copies of which have been previously delivered to Buyer.

     Please be advised that Seller has entered into no agreements, oral or written, with Hampar except for the termination Agreement and the Lease referenced therein. Without limitation on the foregoing, Seller has not entered into any binding agreement, oral or written, with respect to the relocation of Hampar contemplated therein.

                              Very truly yours,

                              CARLYLE REAL ESTATE LIMITED
                              PARTNERSHIP-V, an Illinois limited
                              partnership

                              By:  JMB Realty Corporation, a
                                   Delaware corporation
                                   General Partner


                                   By:  _______________________
                                        Gary M. Laughlin
                                        Authorized Signatory